Exhibit 99.1
Unaudited Pro Forma Condensed Consolidated Financial Information

Overview
On September 25, 2026, Fox Factory, Inc. (the “Seller”), a California corporation and a wholly owned subsidiary of Fox Factory Holding Corp., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Squared Up Holdings, LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which the Purchaser acquired all of the issued and outstanding shares of capital stock of Wheelhouse Holdings Inc. (“Wheelhouse”), a Delaware corporation and a wholly owned subsidiary of the Seller, immediately prior to the transaction (the “Marucci Divestiture”). Wheelhouse is the parent company of the operating entity, Marucci Sports, LLC, which is a designer, manufacturer, and marketer of premium wood, aluminum and composite baseball bats, as well as other diamond sports products (the “Marucci Business”).
The Marucci Divestiture does not meet the criteria requiring the presentation of the Marucci Business as a discontinued operation in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and is considered a disposition of a significant business under Item 2.01 of Form 8-K. To facilitate the Marucci Divestiture, the Company prepared the accompanying unaudited pro forma condensed consolidated financial information in accordance with Article 11 of Regulation S-X.
The unaudited pro forma condensed consolidated financial information is prepared based upon available information and does not include all of the information and note disclosures required by U.S. GAAP. The accompanying unaudited pro forma condensed consolidated balance sheet as of July 3, 2026 has been prepared giving effect to the Marucci Divestiture as if it had occurred on July 3, 2026, the end of the most recent period for which a balance sheet is required. The accompanying unaudited pro forma condensed consolidated statements of operations for the fiscal year ended January 2, 2026 and six months ended July 3, 2026 give effect to the Marucci Divestiture as if it had occurred on January 4, 2025.
The unaudited pro forma condensed consolidated financial information is provided for illustrative informational purposes only and has been derived from the historical consolidated financial statements of the Company and is presented based on available information and certain assumptions that the Company believes are reasonable and that are described in the accompanying notes. Differences between these preliminary estimates and the final divestiture accounting may arise, and these differences could have a material effect on the unaudited pro forma condensed consolidated financial information and the Company’s future results of operations and financial position. The unaudited pro forma condensed consolidated financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Marucci Divestiture been completed as of the dates indicated or that may be achieved in the future.
The accompanying unaudited pro forma condensed consolidated financial information should be read together with:
• The accompanying notes to the unaudited pro forma condensed consolidated financial information;
• The Company’s unaudited historical condensed consolidated financial statements and the accompanying notes included in the Quarterly Report on Form 10-Q as of and for the six months ended July 3, 2026, filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2026; and
• The Company’s audited historical consolidated financial statements and the accompanying notes included in the Annual Report on Form 10-K as of and for the fiscal year ended January 2, 2026, filed with the SEC on February 27, 2026.

Fox Factory Holding Corp.
Unaudited Pro Forma Condensed Consolidated Balance Sheet As of July 3, 2026
(in thousands)

	As of July 3, 2026	Transaction Accounting Adjustments		As of July 3, 2026
	Fox Factory (Historical)			Fox Factory (Pro forma)
ASSETS
Current assets:
Cash and cash equivalents	$61,276	$189,510	2A, 2B, 2C	$250,786
Accounts receivable (net of allowances of $3,265)	198,817	(21,331)	2A	177,486
Inventory	382,897	(57,915)	2A	324,982
Prepaid and other current assets	121,157	(2,653)	2A	118,504
Note receivable	—	25,000	2B	25,000
Total current assets	764,147	132,611		896,758
Property and equipment, net	211,138	(30,965)	2A	180,173
Lease right-of-use assets	82,722	(30,334)	2A	52,388
Deferred tax assets	85,500	27,516	3D	113,016
Goodwill	83,575	(34,300)	2A	49,275
Intangibles, net	376,875	(231,959)	2A	144,916
Other assets	32,499	(656)	2A	31,843
Total assets	$1,636,456	$(168,087)		$1,468,369

LIABILITIES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$134,886	$(10,683)	2A	$124,203
Accrued expenses	84,350	(7,435)	2A	76,915
Current portion of long-term debt	26,875	—		26,875
Total current liabilities	246,111	(18,118)		227,993
Revolver	163,000	—		163,000
Term Loan, less current portion	477,827	—		477,827
Other liabilities	82,691	(30,053)	2A	52,638
Total liabilities	969,629	(48,171)		921,458
Commitments and contingent liabilities
Non-controlling interest	(220)	220		—
Stockholders’ equity:
Preferred stock	—	—		—
Common stock	42	—		42
Additional paid-in Capital	358,084	—		358,084
Treasury stock	(13,754)	—		(13,754)
Accumulated other comprehensive income	2,793	—		2,793
Retained Earnings	319,882	(120,136)	2D	199,746
Total stockholders’ equity	667,047	(120,136)		546,911
Total liabilities and stockholders’ equity	$1,636,456	$(168,087)		$1,468,369

Fox Factory Holding Corp.
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the six months ended July 3, 2026
(in thousands, except share and per share amounts)

	For the six months ended July 3, 2026	Transaction Accounting Adjustments		For the six months ended July 3, 2026
	Fox Factory (Historical)			Fox Factory (Pro forma)
Net sales	$726,779	$(79,185)	3A	$647,594
Cost of sales	510,698	(49,986)	3A	460,712
Gross profit	216,081	(29,199)		186,882
Operating expenses:
General and administrative	72,843	(13,448)	3A	59,395
Sales and marketing	62,710	(17,293)	3A	45,417
Research and development	37,052	(1,768)	3A	35,284
Amortization of purchased intangibles	20,018	(9,354)	3A	10,664
Total operating expenses	192,623	(41,863)		150,760
Income from operations	23,458	12,665		36,123
Interest expense	23,813	-		23,813
Other expense, net	8,969	(661)	3A	8,308
(Loss) income before income taxes	(9,324)	13,326		4,002
Provision (benefit) for income taxes	1,660	3,108	3D	4,768
Net (loss) income	$(10,984)	$10,218		$(766)
Less: net (loss) income attributable to non-controlling interest	(41)	41		-
Net (loss) income attributable to Fox stockholders	$(10,943)	$10,177		$(766)
Net (loss) earnings per share:
Basic	$(0.26)			$(0.02)
Diluted	$(0.26)			$(0.02)
Weighted average shares used to compute (loss) earnings per share:
Basic	41,933			41,933
Diluted	41,933			41,933

Fox Factory Holding Corp.
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the fiscal year ended January 2, 2026
(in thousands, except share and per share amounts)

	For the year ended January 2, 2026 Fox Factory (Historical)	Transaction Accounting Adjustments		For the year ended January 2, 2026 Fox Factory (Pro forma)
Net sales	$1,467,321	$(186,402)	3A	$1,280,919
Cost of sales	1,024,074	(106,024)	3A	918,050
Gross profit	443,247	(80,378)		362,869
Operating expenses:
Goodwill impairment	557,307	-		557,307
General and administrative	151,827	(31,250)	3A	120,577
Sales and marketing	132,058	(32,518)	3A	99,540
Research and development	69,441	(3,622)	3A	65,819
Amortization of purchased intangibles	42,030	(18,740)	3A	23,290
Intangible and long-lived asset impairment	13,517	-		13,517
Total operating expenses	966,180	(86,130)		880,050
(Loss) income from operations	(522,933)	5,752		(517,181)
Interest expense	53,667	-		53,667
Other (income) expense, net	(311)	118,734	3A, 3B, 3C	118,423
(Loss) income before income taxes	(576,289)	(112,982)		(689,271)
(Benefit) provision for Income taxes	(31,569)	3,232	3D	(28,337)
Net (loss) income	$(544,720)	$(116,214)		$(660,934)
Less: net income (loss) attributable to non-controlling interest	141	(141)		-
Net (loss) income attributable to Fox stockholders	$(544,579)	$(116,355)		$(660,934)
Net loss per share:
Basic	$(13.03)			$(15.82)
Diluted	$(13.03)			$(15.82)
Weighted average shares used to compute loss per share:
Basic	41,783			41,783
Diluted	41,783			41,783

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands)
1.Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated financial information is prepared in accordance with Article 11 of the Securities and Exchange Commission (the “SEC”) Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of filing the Current Report on Form 8-K to which this financial information and related notes are attached as an exhibit.
The unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with U.S. GAAP, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial information is based on and derived from our historical consolidated financial statements, adjusted for certain transaction accounting adjustments. The unaudited pro forma condensed consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Marucci Divestiture. Additionally, while the unaudited pro forma condensed consolidated financial information does not give effect to the use of proceeds, we intend to use the proceeds to reduce outstanding indebtedness.
The unaudited pro forma condensed consolidated financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma condensed consolidated financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the financial position or statements of operations results would have actually been had the Marucci Divestiture occurred on the dates indicated. In addition, this unaudited pro forma condensed consolidated financial information should not be considered to be indicative of our future consolidated financial performance and statement of operations results.
2.Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet
The following is a description of the pro forma accounting adjustments reflected in the unaudited pro forma condensed consolidated balance sheet:
(A)Reflects the removal of historical assets and liabilities associated with the Marucci Business.
(B)Reflects consideration received for the Marucci Divestiture, comprised of $200,000 in cash and a $25,000 Promissory Note, which is payable on or before December 31, 2026.
(C)Reflects the payment of $7,512 in transaction costs incurred in connection with the Marucci Divestiture.
(D)Reflects the $120,136 loss recognized from the Marucci Divestiture.

(in thousands)	Marucci Business
Cash and cash equivalents	2,978
Accounts receivable	21,331
Inventory	57,915
Prepaid and other current assets	2,653
Property and equipment, net	30,965
Lease right-of-use assets	30,334
Goodwill	34,300
Intangibles, net	231,959
Other assets	656
Total assets	413,091
Accounts payable	10,683
Accrued expenses	7,435
Other liabilities	57,569
Total liabilities	75,687
Non-controlling interest	(220)
Net assets disposed of (a)	337,624
Consideration received (b)	225,000
Loss on disposal before certain adjustments (b) - (a)	(112,624)
Transaction costs (c)	(7,512)
Loss on disposal (b) - (a) - (c)	(120,136)

3.Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations
The following is a description of the pro forma accounting adjustments reflected in the unaudited pro forma condensed consolidated statements of operations:
(A)Reflects the reduction of Net sales, Cost of sales, Operating expenses, and Other (income) expense, net associated with the Marucci Business for the periods presented.
(B)Reflects $7,512 of transaction costs incurred in connection with the Marucci Divestiture.
(C)Reflects the $112,624 loss recognized from the Marucci Divestiture before giving effect to adjustment 3(B).
(D)Reflects the estimated income tax effects of the pro forma adjustments. Tax-related adjustments have been calculated using the statutory tax rates applicable in the jurisdictions in which the adjustments were or are expected to be incurred. The Company is continuing to evaluate the income tax consequences of the Marucci Divestiture, and the final tax impacts reported in the Company's future financial statements may differ materially from those presented in the unaudited pro forma condensed consolidated financial information.